REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2023
COUNTEROFFER NO. 2

EQUAL HOUSING OPPORTUNITY

This Counteroffer is made a part of the ☒Residential ☐Commercial ☐Vacant Land ☐Farm and Ranch Purchase Agreement dated 12/20/2023 between Arrived Holdings Inc, and/or assigns ("Buyer") and

Brian Coy, Theresa Coy ("Seller") and

relating to the purchase of the following Property:

, , 1000 El Paseo St, Rio Rancho, NM, 87144
Address (Street, City, State, Zip Code)

Subd: Camino Crossing Block: 7 Lot: 135
Legal Description

or see metes and bounds description attached as Exhibit ______, __________________________County, New Mexico;

the above-described Purchase Agreement is hereinafter referred to as "Purchase Agreement". BC TC

1. **INCORPORATED COUNTEROFFERS.** Counteroffers that are NOT expressly referenced below are NOT incorporated into the Purchase Agreement. **Counteroffers 1 are incorporated by reference into the Purchase Agreement, except as expressly modified by this Counteroffer.**

2. **CHANGES TO TERMS OF PURCHASE AGREEMENT**. The terms of the Purchase Agreement are changed as follows:

Purchase Price to be $293,500
Offer Expiration Date Extended to January 7th, 2024
Section 10 Settlement/Signing and funding date to be on or before 3/31/2024
Section 6 Legal Description is SUBD: CAMINIO CROSSING BLOCK: 7 LOT: 135 AND GTR CODE IS 29-524
Section 13 title company to be Jenny Montoya Fidelity National Title
-Section 15 Loan Related Costs to be moved to NA Appraisal Fee, Appraisal Re-inspection, Tax Service Fee, Flood Zone Certification, Document Processing Fee, Flood Insurance, Hazard Insurance, Interest, Taxes Cash purchase no loan related costs.
Section 15 Foundation Inspection moved to N/A - not a manufactured home
Section 15 Impact Fee's moved to N/A
Section 16 Check box for exemption does not apply
Section 19 Uncheck box for Lead Based Pant and PID
Buyer addendum must be signed along with counter offer.
Other terms to remain unchanged.
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REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2023
COUNTEROFFER NO. 2

EQUAL HOUSING OPPORTUNITY

PAGE LEFT BLANK

3. **UNCHANGED TERMS REMAIN THE SAME.** All other terms and conditions of the Purchase Agreement not otherwise modified by this Counteroffer remain unchanged.

4.. **EXPIRATION DATE/DELIVERY.** This Counteroffer will expire unless acceptance is delivered in writing to X☐ Buyer or Buyer's Broker or ☐ Seller or Seller's Broker on or before 01/07/2024 at 12:00 ☐ a.m. X☐ p.m. Mountain Standard Time.

5. **WITHDRAW.** Unless acceptance is delivered in accordance with Section IV, this Counteroffer may be withdrawn at any time prior to the Expiration Date.

If rejecting or making a subsequent Counteroffer, party receiving this Counteroffer SHOULD NOT sign this Counteroffer; but should initial below, which indicates this Counteroffer was seen/reviewed.

RECEIVING PARTY

☐ **REJECTS & SUBMITS** Counteroffer _________ (NMAR Form 5102). **INITIALS:** _________ _________

☐ **REJECTS this Counteroffer. INITIALS:** _________ _________

BUYER AND/OR SELLER'S SIGNATURE BELOW INDICATES BUYER AND/OR SELLER'S ACCEPTANCE OF THIS COUNTEROFFER.

BUYER

DocuSigned by: Jeff Talbert on behalf of Arrived Holdings, Inc. and/or Assigns

Buyer Signature	Printed Name	Date	Time
Jeff Talbert on behalf of Arrived Holdings, Inc. and/or Assigns	Jeff Talbert on behalf of Arrived Holdings, Inc. and/or Assig	1/5/2024	

SELLER

Seller Signature	Printed Name	Date	Time
Brian Coy	Brian Coy	01/07/2024, 08:26:24 AM	
Theresa Coy	Theresa Coy	01/07/2024, 02:46:40 AM MST	